UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

333 Clay Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 659-1361

(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Regulation FD Disclosure

On January 26, 2004, Cheniere Energy, Inc. completed a private placement to certain accredited investors of 1,100,000 shares of its common stock, priced at $13.50 per share. T. R. Winston & Co., Inc. acted as Cheniere’s placement agent with respect to the private placement and received a fee equal to 6% of the gross proceeds.

A copy of the press release regarding the private placement is attached hereto as Exhibit 99.1. This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including those contained in our Annual Report on Form 10-K.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits.
	99.1*	Press Release dated January 26, 2004.

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.
Date: January 26, 2004	By:	/s/ Don A. Turkleson

	Name:	Don A. Turkleson
	Title:	Chief Financial Officer